UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 4, 2026

NUTANIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 400-3125

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 4, 2026, Nutanix, Inc. (the “Company”) announced a plan to reduce its global workforce by approximately 5%, following a review of its business structure. The workforce reduction is intended to streamline and realign the Company’s organizational structure, improve operational efficiency and agility, and reallocate resources toward strategic priorities and long-term growth objectives. The ultimate scope, timing and implementation of the workforce reduction may vary by jurisdiction and remain subject to applicable local law requirements, consultation processes, engagement with employee representative bodies (including works councils where applicable), and other implementation considerations. The Company currently expects to substantially complete the workforce reduction by the end of October 2026. The Company currently estimates that it will incur aggregate pre-tax charges of approximately $33 million to $43 million as part of the workforce reduction, primarily consisting of one-time severance and other termination benefit costs, a substantial majority of which are expected to result in future cash expenditures. These estimates are subject to several assumptions, including applicable local law requirements, consultation obligations, and works council processes in certain jurisdictions, and actual charges may differ materially from current estimates.

Forward-Looking Statements

This Current Report on Form 8-K contains express and implied forward-looking statements, including, but not limited to, statements regarding: (i) the expected scope, timing, and completion of the workforce reduction; (ii) the expected benefits and outcomes of the workforce reduction; (iii) the Company’s estimates regarding the charges, costs and expenditures expected to be incurred in connection with the workforce reduction; and (iv) the timing of recognizing such charges and expenditures. These forward-looking statements are not historical facts and instead are based on the Company’s current expectations, estimates, assumptions, opinions and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties and other factors, many of which are beyond the Company’s control, that could cause actual results, performance or achievements to differ materially from those anticipated or implied by such statements. These risks and uncertainties include, among others, the Company’s ability to successfully implement the workforce reduction, including completing any required consultation processes and satisfying applicable local law requirements, the possibility that the expected benefits may not be realized as anticipated, changes in the assumptions underlying the estimated charges, and other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 24, 2025, and the Company’s subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by law, the Company assumes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements to reflect actual results or subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: August 4, 2026	By:	/s/ Rukmini Sivaraman
Rukmini Sivaraman
Chief Financial Officer